SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

AMENDMENT NO. 2 TO FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 31, 2007

ESP ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-49896	84-1493159
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 53846, Lafayette, LA 70505
(Address of principal executive offices) (Zip Code)

337-706-7056
(Registrant's telephone number)

Downside Up, Inc.
750 Broad Street, Shrewsbury, New Jersey 07702
(Former name and former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Item 1.01 Entry into a Material Definitive Agreement

On January 2, 2008, the Company entered into a two year consulting agreement with Grandview Capital, Inc. (“Grandview”) for financial consulting and investment banking services.  Pursuant to the consulting agreement, in exchange for the services rendered, the Company shall pay Grandview an advisory consulting fee of $2,500 per month for the duration of the consulting agreement.  Additionally, the Company shall issue Grandview 450,000 shares of the Company’s common stock, of which 150,000 shares shall retain piggy-back registration rights.  Termination of the agreement by the Company prior to the end of the two year term shall accelerate the remaining monthly fees.

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 14, 2007, the Company, formerly known as Downside Up, Inc. (“DUI”), signed an Agreement and Plan of Reorganization with ESP Resources, Inc. (“ESP”) and the shareholders of ESP Resources, Inc. (the “Agreement”). The close of the transaction occurred on October 31, 2007 (the “Closing Date”). On the Closing Date, the ESP shareholders exchanged all of their ESP shares for DUI common shares, and ESP merged with a wholly-owned subsidiary of DUI and became the surviving corporation of such merger (the “Merger”) and the new wholly owned subsidiary of DUI. As a result of the Merger, ESP shareholders own approximately seventy-five (75%) percent of DUI’s outstanding, post-Merger common shares, or 18,000,000 common shares. The Merger was approved by our Board of Directors and by shareholders holding a majority of our common stock at a Special Meeting of Stockholders held on October 31, 2007.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K dated September 19, 2007 and incorporated herein by reference.

BUSINESS OF ESP RESOURCES, INC.

ESP Resources, Inc., through its subsidiary, ESP PetroChemicals, Inc. (collectively, “ESP”) is a custom formulator of specialty chemicals for the energy industry. Our more specific mission is to provide applications of surface chemistry to service to all facets of the fossil energy business via a high level of innovation. We are focusing our efforts on solving problems in a highly complex integration of processes to achieve the highest level of quality petroleum output. Listening to our customers with their changing demands and applying our skills as chemical formulators enables us to measure our success in this endeavor.

ESP is an oil field service company that also acts as manufacturer, distributor and marketer of specialty chemicals. ESP supplies specialty chemicals for a variety of oil field applications including separating suspended water and other contaminants from crude oil, pumping enhancement, cleaning, and a variety of fluids and additives used in the drilling and production process. At each drilling site or well that is in production, there exist a number of factors that make each site unique. Wells that are operating short distances from each other in the same field can have very different characteristics. This variance in operating conditions, chemical makeup of the oil and the usage of diverse equipment requires a very specific chemical blend to be used if maximum drilling and production well performance is to be attained.

The goal of ESP is first, to solve the customer’s problem at the well and optimize drilling or production, and secondly, to sell our line of chemical products. Typically, the ESP field technician may gather information at a well site and analyze this data at the company’s labs in Lafayette, Louisiana. The data analysis provides testing parameters and reproduces conditions at the wellhead. This allows ESP to design and test a new chemical blend in a very short time. In many cases, a new blend may be in service at the well in as little as 24 hours. This unique process shortens the chemical development time frame from what might have been as long as two months or more to a few days or hours. The exceptional service, response times and chemical products that the ESP team is able to provide its customers is unique within the industry.

Due to the superior service that ESP offers, the demand for service is growing at a very rapid pace. ESP is now supplying specialty chemicals to major oil producing and drilling areas within the southern United States, specifically in the states of Louisiana, Texas, Oklahoma.

Current Product Line

ESP currently offers production chemicals, drilling chemicals, waste remediation chemicals, cleaners and waste treatment chemicals.

    ·    Surfactants which are highly effective in treating production and injection problems
    ·    Well completion and work-over chemicals that maximize productivity from new and exiting wells
    ·    Bactericides that kill water borne bacterial growth, thus preventing corrosion and plugging
    ·    Scale compounds that prevent or treat scale deposits
    ·    Corrosion inhibitors, which are organic compounds that form a protective film on metal surfaces to insulate the metal from its corrosive environment
    ·    Antifoams that provide safe economic means of controlling foaming problems
    ·    ESP emulsion breakers, which are chemicals especially formulated for crude oils
    ·    Paraffin chemicals that inhibit and/or dissolve paraffin to prevent buildup. Their effectiveness is not diminished when used in conjunction with other chemicals.
    ·    Water Clarifiers that solve any and all of the problems associated with purifying effluent water, improve appearance, efficiency and productivity

Market Definition

Based upon total oil production estimates of 82.5 million barrels per day for 2006, and an average treating cost of $0.21 per barrel, the overall global market for the Specialty Chemical industry worldwide was estimated  to have exceeded $6.3 billion for the year ending 2006. Total oil production estimates of 87.5 million barrels per day for 2007, and an average treating cost of $0.21 per barrel, the overall global market for the Specialty Chemical industry worldwide was estimated  to have exceeded $6.7 billion for the year ending 2007.

We anticipate that the demand for specialty chemicals; including drilling muds, additives and lubricants is expected to increase by approximately five percent per year in keeping with historical data and estimates for increased oil production for the next  five years.

Immediate Target Markets

We have targeted the Southern United States, Caribbean and South American regions. Growth will take place throughout these areas due not only to new drilling activity, but the predominance of independent producer production property acquisitions. The predominance of which has major oil companies spinning off smaller, independent operations that operate more freely in this entrepreneurial atmosphere. Our growth is taking place because of our unique positioning in this market segment, strategic hiring practices, joint-venture projects and the speed at which we can advance technology to meet market demands. At the same time, the unprecedented growth of independent operations is taking place; it is possible we will experience a major consolidation in the production chemical business. The chemicals used in oilfield production are not tied to drilling activity, but to ongoing oil production. This is the main market that ESP serves. At present we estimate that ESP. is supplying less than 1 % of the market.

Marketing and Sales Strategy

ESP’s marketing strategy is to promote and support the fact that our service and chemical products provide a unique and custom-tailored solution for each client, which is more cost effective in treating oilfield drilling and production problems. The ESP sales strategy is based on many methodologies of reaching and closing business with a potential customer.

ESP focuses on the rapidly growing sector of the oil producing industry, which is run by smaller, independent oil companies. The decisions are more likely to be made at a local level, and are based more upon relationship, service and performance, rather than wading through the bureaucracy of a multi-national oil company purchasing process.

 Technical sales representatives call on customers in the field, at their corporate headquarters and operations sites. Thereby business may come via referral from an existing client or in many cases, the expansion of personal relationships, which are in place. As most major oil exploration and production companies are enterprises operating worldwide, with geographical headquarters in various locations, it is seldom possible to acquire complete or even large portions of a major oil company’s business through one central office or purchasing department.

Research and Development

In response to demonstrated needs of our market, new chemicals and analytical services are being developed to include waste remediation, water treatment, and specialty biodegradable cleaning compounds. These new chemicals are especially useful to the oilfield operators and producers who are focused to use the new generation of biodegradable and non-toxic chemicals.

ESP is developing innovative product and application technologies. Unlike major competitors, which limit their developmental efforts to in-house technologies, our product technology remains in-house, but development costs may also become subsidized by outsourced vendors eager to meet market demands. In order to protect proprietary developments, outsourced vendor technical staffs are contracted under long term secrecy agreements. This approach towards product development results in conditions where problem resolution is shortened, and costs are lowered, while product life cycles are consequently elongated.

All developmental strategies are tied to specific commercial objectives, eliminating costly dead end projects, lowering research costs in relation to revenue generation, and maintaining focus on the ESP mission.

The unique combination of utilizing our staff to analyze data along with on hands laboratory testing has produced a variety of new compounds that solve a specific problem in a short time period within the chemical industry.

Competition

Currently, the market distribution is shared by very few participants, with one significant market leader. There are several small – medium sized businesses that are regionally located. The area of biggest growth in the Specialty Chemical market is in the area of “Production Treatment Chemicals”. To be competitive in the industry, we will continually enhance and update our technology. We have allocated funds to research and development of new technologies to maintain the efficacy of our technology and our ability to compete so we can continue to grow our business.

Our strategy for surpassing the competition is one of simply providing better service and response time, combined with superior chemical solutions that can be translated into savings for our customers. We believe that we are able to solve these problems due to the following competitive advantages:

          1.   Personalized service.

          2.   Expedited Field Analysis; and

          3.   Convenience and access to the best available market rates and products that we can produce and identify that are currently offered by our suppliers for our customers.

Additionally, new companies are constantly entering the market. This growth and fragmentation could also have a negative impact on our ability to obtain additional market share. Larger companies which have been engaged in this business for substantially longer periods of time may have access to greater financial and other resources. These companies may have greater success in recruiting and retaining qualified employees and in specialty chemical manufacturing and marketing, which may give them a competitive advantage.

Employees

The founding management of our company is comprised of a team of highly skilled and experienced professionals. We focus on training and professional development for all levels of employees and on hiring additional experienced employees. We currently have five employees, all of whom are full time. We expect to increase the number of employees as we implement our business objectives and expand our management team. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We believe that our relations with our employees are good.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

•
WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

•	IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our investments in research and development; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

•	WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

•
OUR SPECIALTY CHEMICAL BUSINESS, OPERATED BY OUR SUBSIDIARY, ESP RESOURCES, INC., ONLY COMMENCED OPERATIONS IN FEBRUARY 2007, AND HAS LIMITED HISTORICAL OPERATING RESULTS UPON WHICH TO BASE FUTURE FINANCIAL PERFORMANCE, MAKING IT DIFFICULT FOR PROSPECTIVE INVESTORS TO ASSESS THE VALUE OF OUR STOCK.

Our subsidiary, ESP Resources, Inc., was formed in November 2006 and began operations in February 2007. Accordingly, our business has very limited operating results and therefore it is impossible for an investor to assess the performance of the Company or to determine whether the Company will ever become profitable. An investor will be required to make an investment decision based solely on our subsidiary’s limited operating history and Company management’s background and experience.

•	OUR SPECIALTY CHEMICAL BUSINESS WILL BE DEPENDENT ON THE OIL AND GAS INDUSTRY WHICH HAS HISTORICALLY BEEN VOLATILE AND COULD NEGATIVELY AFFECT OUR RESULTS OF OPERATIONS.

Demand for our oil and gas field specialty chemical products and services depends in large part upon the level of exploration and production of oil and gas and the industry's willingness to spend capital on environmental and oil and gas field services, which in turn depends on oil and gas prices, expectations about future prices, the cost of exploring for, producing and delivering oil and gas, the discovery rate of new oil and gas reserves and the ability of oil and gas companies to raise capital.  Domestic and international political, military, regulatory and economic conditions also affect the industry.

Prices for oil and gas historically have been volatile and have reacted to changes in the supply of and the demand for oil and natural gas, domestic and worldwide economic conditions and political instability in oil producing countries.  No assurance can be given that current levels of oil and gas activities will be maintained or that demand for our services will reflect the level of such activities.  Prices for oil and natural gas are expected to continue to be volatile and affect the demand for specialty chemical products and services such as ours.  A material decline in oil or natural gas prices or activities could materially affect the demand for our products and services and, therefore, our financial condition.

•	THE POTENTIAL COSTS OF ENVIRONMENTAL COMPLIANCE COULD HAVE A MATERIAL NEGATIVE ECONOMIC IMPACT ON OUR OPERATIONS AND FINANCIAL CONDITION.

Our specialty chemical business is subject to federal, state and local environmental laws, rules, regulations, and ordinances, including those concerning emissions and discharges, and the generation, handling, storage, transportation, treatment, disposal and import and export of hazardous materials ("Environmental Laws"). The operation of the Company's facilities and the distribution of chemical products entail risks under Environmental Laws, many of which provide for substantial remediation costs in the event of discharges of contaminants and fines and sanctions for violations. Violations of Environmental Laws could result in the imposition of substantial criminal fines and penalties against the Company's operating subsidiary and their officers and employees, as well as the Company, in certain circumstances. The costs associated with responding to civil or criminal matters can be substantial. Also, significant civil or criminal violations could adversely impact the Company's marketing ability in the region served by the Company. Compliance with existing and future Environmental Laws may require significant capital expenditures by the Company.

There can be no assurance that past or future operations will not result in the Company incurring material environmental liabilities and costs or that compliance with Environmental Laws will not require material capital expenditures by the Company, each of which could have a material adverse effect on the Company's results of operations and financial condition. At some of the Company's sites, surface or subsurface contamination has been established, the full extent of which is unknown. No assurance can be given that material liabilities will not be incurred in the future as a result of the existing contamination. In addition, although the Company intends to conduct appropriate due diligence with respect to environmental matters in connection with future acquisitions, there can be no assurance that the Company will be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business. Although the Company has obtained insurance and indemnities for certain contamination conditions, such insurance and indemnities are limited.

•	OPERATING HAZARDS COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR OPERATIONS AND FINANCIAL CONDITION.

Our specialty chemicals operations are subject to the numerous hazards associated with the handling, transportation, blending, storage, sale, ownership and other activities relating to chemicals. These hazards include, but are not limited to, storage tank or pipeline leaks and ruptures, explosions, fires, chemical spills, discharges or releases of toxic substances or gases, mechanical failures, transportation accidents, any of which could materially and adversely affect the Company. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment, environmental damage and may result in suspension of operations. The Company will maintain insurance coverage in the amounts and against the risks it believes are in accordance with industry practice, but this insurance will not cover all types or amounts of liabilities. No assurance can be given either that (i) this insurance will be adequate to cover all losses or liabilities the Company may incur in its operations or (ii) the Company will be able to maintain insurance of the types or at levels that are adequate or at reasonable rates.

•	WE RELY ON THE SERVICES OF CERTAIN KEY PERSONNEL

Our specialty chemicals business relies on the efforts and talents of our president, David Dugas, and our vice president, Tony Primeaux. The loss of the services of either one of these persons could adversely affect the operations of our business. Neither of these executives currently has an employment agreement nor are their lives insured for the benefit of the Company by key man life insurance.

•	THE SPECIALTY CHEMICALS BUSINESS IS HIGHLY COMPETITIVE AND THIS COMPETITION MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Our specialty chemical business faces significant competition from major international producers as well as smaller regional competitors. Our most significant competitors include major chemicals and materials manufacturers and diversified companies, a number of which have revenues and capital resources far exceeding ours. Substitute products also exist for many of our products. Therefore, we face substantial risk that certain events, such as new product development by our competitors, changing customer needs, production advances for competing products, price changes in raw materials, could result in declining demand for our products as our customers switch to substitute products or undertake manufacturing of such products on their own. If we are unable to develop and produce or market our products to effectively compete against our competitors, our results of operations may materially suffer.

Risks Related to Our Common Stock

•
OUR COMMON STOCK IS NOT TRADING ON ANY PUBLIC MARKET AND OUR SHARES ARE ILLIQUID. EVEN THOUGH WE INTEND TO APPLY TO LIST OUR COMMON SHARES FOR TRADING ON THE OTC BULLETIN BOARD, WE CAN NOT OFFER ANY ASSURANCES THAT OUR SHARES WILL QUALIFY FOR SUCH LISTING AND EVEN IF OUR SHARES DO QUALIFY, WHETHER A MARKET FOR THEM WILL EVER DEVELOP. ACCORDINGLY, PURCHASERS OF OUR COMMON SHARES MAY NOT BE ABLE TO RESELL OUR SHARES, OR IF RESOLD, THEY MAY NOT BE SALABLE AT THE PRICES PAID FOR THEM.

We intend to applyto have our common stock quoted on the Over-the-Counter Electronic Bulletin Board (“OTCBB”). The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the Securities Exchange Commission or applicable regulatory authority. In order to be eligible to be listed on the OTCBB and to maintain such eligibility, we would be required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and we would have to remain current in meeting our periodic securities reporting obligations. If for any reason, however, any of our securities are not eligible for initial or continued quotation on the Bulletin Board or an active public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTCBB, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the “pink sheets.” As a result, an investor may find it more difficult to dispose of the securities offered hereby.

•
IF AND WHEN OUR COMMON SHARES ARE LISTED FOR TRADING ON THE OTC BULLETIN BOARD, OUR SHARES WILL LIKELY BE CLASSIFIED AS A “PENNY STOCK” AS THAT TERM IS GENERALLY DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934 TO MEAN EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00. OUR SHARES WILL BE SUBJECT TO RULES THAT IMPOSE SALES PRACTICE AND DISCLOSURE REQUIREMENTS ON BROKER-DEALERS WHO ENGAGE IN CERTAIN TRANSACTIONS INVOLVING A PENNY STOCK.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with the financial statements and attached notes thereto, which are included in Exhibits A and B to this Memorandum, and the other financial information included elsewhere in this Memorandum. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Memorandum.

PLAN OF OPERATIONS

Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal for higher levels of profit, revenue and growth.

We anticipate that our operational as well as general and administrative expenses for the next 12 months will total $1,385,000.00. The breakdown is as follows:

New Facilities	$250,000.00
Equipment and inventory	$250,000.00
Research and Development	$100,000.00
Recruiting and hiring new employees	$295,000.00
Legal/Accounting	$50,000.00
Professional fees	$200,000.00
General/Administrative	$240,000.00
Total	$1,385,000.00

New Facilities

We intend to lease a new facility to utilize as the ESP blending facility, under current plans, we expect to begin operating this plant in 2008. Our current petrochemical blending operations are conducted in a rented warehouse in Lafayette, LA. By moving to a new, larger facility we will be able to increase our blending and storage capacity.  We have budgeted $250,000 for completing this objective. This includes an increase general working capital to facilitate economies of scale on purchases and general overhead.

Additional Equipment and Inventory

As a part of our business expansion plan we will need to purchase additional equipment and establish larger inventory levels. Our budget to establish product inventories to meet increased market demand is $100,000. Equipment purchases for additional field service vehicles are budgeted at $150,000 for a total amount of $250,000 for additional equipment and inventory during the next twelve month.

Research and Development

In response to demonstrated needs of our market, new chemicals and analytical services are being developed to include waste remediation, water treatment, and specialty biodegradable cleaning compounds. These new chemicals are especially useful to the oilfield operator and producers who are focused to use the new generation of biodegradable and non-toxic chemicals.

We plan to increase research and development efforts to refine the group of cleaning and other petrochemical products. This effort will allow ESP to further fine- tune its competitive advantages. We intend to develop additional Product technology with both in house development costs as well as working with outside vendors eager to meet demands. Total projected R&D development costs for the next twelve months are budgeted at $100,000.

Recruiting and Hiring of new employees

We expect to increase the number of employees as we implement our business objectives and recruit additional internal management. To augment the current ESP staff to support and sustain prolonged growth under the plan of operations we plan to recruit additional employees in positions with annual salaries as identified below with a total budget of $295,000 during the next twelve months.

•	Administrative support	$25,000
•	Warehouse employees
	o Production Manager	$50,000
	o Utility	$40,000
•	Field Sales Technicians (2)	$80,000
•	Chief Financial Officer	$100,000

  Professional Fees

We have allocated funds for professional fees to support our efforts in the listing of our securities. Legal and accounting Fees are budgeted at $50,000. Additionally we plan to retain the assistance of several professional consultants to assist us in our growth and development and have budgeted $150,000 for this purpose for a total amount of $200,000 in professional fees during next twelve months.

Capitalizing on Strategic Acquisition Opportunities - In order to enhance our competitive position, we will continue to selectively explore strategic acquisitions. We believe there are opportunities for strategic acquisitions that will give us a foothold into new geographic markets. We will review potential acquisitions and, if necessary, seek investment partners in order to raise the necessary funds to acquire any operating business. Such partners may include banks, investment funds and broker-dealers, and management intends to utilize its significant contacts among these entities to facilitate such a relationship. We have no potential acquisitions in mind at this time nor have we entered into any discussions with any such potential partners. We do anticipate beginning to identify potential acquisitions after the first quarter of 2008. However, the specific amount, timing and terms will not be known until an agreement has been executed by us and is reviewed by any potential investment partner.

Completion of the strategic acquisition component of our plan of operation is subject to attaining adequate revenue or financing. We cannot assure investors that adequate revenues will be generated to acquire additional companies. In the absence of our projected revenues or financing, we may be unable to proceed with our plan of strategic acquisitions.

Even without a significant increase in revenues within the next twelve months, we anticipate being able to continue with our present activities, but we may require financing to achieve our objective of strategic acquisitions creating increased profit, revenue and growth.

DESCRIPTION OF PROPERTY

We own no real property and currently lease our office space. Our principal executive offices are located at 203 East Amedee Drive, Scott, LA 70583.

MANAGEMENT

Appointment of New Officers and Directors

In connection with the Closing of the Merger, we appointed two new directors to our board, who were also appointed as officers. Furthermore, concurrent with the closing of the Merger, on October 31, 2007, Angelo Luca resigned as a member of our board of directors and as our Vice president and Secretary, and Michael Cavaleri resigned as our President.

The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
David Dugas	51	Chairman, President, and Chief Executive Officer, and Director
Tony Primeaux	52	Vice President and Director
Michael Cavaleri	50	Director

The directors will serve until the annual meeting of the shareholders and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification.

The Company’s by-laws provide that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. The Company’s executive officers are appointed by and serve at the discretion of the Board.

The Board of Directors has not yet established any committees and consequently does not have a nominating, audit or compensation committee. Action by the Board is done by the written consent of the entire board or by a majority of the directors at a meeting.

David Dugas

Mr. Dugas was elected as our President and Chairman on October 31, 2007. Prior to the merger of ESP Resources, Inc. with the Company, Mr. Dugas was one of the founders of ESP Resources in November, 2006 and was elected its President. Prior to joining ESP Resources, Inc., he was a co-founder in 2002 and a principal of a specialty water purification known as ULTRA PURE - ICEX Co., located in Lafayette, Louisiana, and sold his interests in 2006. Mr. Dugas received his BS degree in Petroleum Engineering from the University of Southwestern Louisiana in 1978 and is currently a member in the Society of Petroleum Engineers, a Lifetime Member of Phi Beta Kappa and a member of Tau Beta Pi National Engineering Society. Mr. Dugas is also a licensed Professional Petroleum Engineer in the States of Louisiana.

Tony Primeaux

Mr. Primeaux was elected as our Vice president and Director on October 31, 2007. He joined ESP Resources, Inc. in November, 2006 and served as its Vice President. Tony Primeaux was Operations Manager for Peake Energy Group, Inc., a specialty chemical company serving the Gulf South, also located in Lafayette, Louisiana, from 2001 through 2006. With over 29 years of experience in the value-added specialty chemical market, Mr. Primeaux has started, developed and sold several businesses serving the gas and oil production sector. Mr. Primeaux attended University of Louisiana at Lafayette, on an athletic scholarship.

Michael J. Cavaleri

Michael J. Cavaleri is currently a Director, but resigned as our president on October 31, 2007. Mr. Cavaleri has since 1990 been the Chief Financial Officer of Commercial Data Processing, Inc., of Fairfield, NJ, where he has directed the financial affairs, including the coordination of the fiscal policies and budgets, been involved with the reporting and analysis of financial results as well as improving profitability, contract and lease negotiations, and coordination of outside legal, accounting and tax functions. Improved reliability of financial management through the introduction and implementation of a department specific financial reporting system, automated the daily accounting system facilitating timely and accurate billing and accounts receivable management, directed the effort to implement EDI for client billing, developed a gross profit analysis program to ensure optimum profitability by customer, negotiated leases for office space and multi-year customer contracts worth in excess of $10 million with Fortune 100 companies, being involved in the acquisition of a subsidiary including the negotiation of financing, negotiate outsourcing arrangements with both domestic and international organizations, negotiate banking arrangements and lines of credit and provide guidance in raising capital through debt and equity opportunities, represented and negotiated over 20 financial contracts with various suppliers obtaining the best value on behalf of the company and its customer base, proactively manage the company's cash flow and capital expenditures, review all potential bid proposals for financial accuracy allowing the company to maintain a stable financial environment and coordinate and communicate all financial requests and results with the Senior Leadership Team, Board of Directors and external stakeholders to ensure all are aware of any and all potential and actual financial impacts.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.

We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

The following Executive Compensation Chart highlights the compensation for our executive officers. No other executive officers received salary and bonus for the prior three fiscal years.

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#) (#)	LTIP Payouts ($)	All Other Compensation ($)
David Dugas President, CEO (1)	2007	$52,500	$0	$0	N/A	N/A	N/A	N/A

Tony Primeaux Vice President	2007	$99,750	$0	$0	N/A	N/A	N/A	N/A

Michael Cavaleri (former CEO and President) (2)	2007 2006 2005	$0 $0 $0	$0 $0 $0	$0 $0 $0	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A

Angelo Luca (Vice President) (2)	2007 2006 2005	$0 $0 $0	$0 $0 $0	$0 $0 $0	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	$0 N/A N/A

(1) (2)
David Dugas was compensated $52,500 through the consulting firm, Diversified Consulting, LLC, of which Mr. Dugas is the principal.
Michael Cavaleri resigned as our Chief Executive Officer and President, and Angelo Luca resigned as our Vice President on October 31, 2007.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on January 15, 2008, after the closing of the Merger, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. At January 24, 2008, 24,300,000 shares of our common stock were outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common Stock	David A. Dugas (2)(3) President, CEO, and Director P.O. Box 53846, Lafayette, LA 70505	4,560,000	18.77%

Common Stock	Tony J. Primeaux (4) Vice President, Director 408 Kilbourne Circle Carencro, LA 70520	2,200,000	9.05%

Common Stock	Michael Cavaleri (1) Director 750 Broad Street Shrewsbury, New Jersey 07702	800,000	3.29%

Common Stock	Donald Mitchell (5) 525 Melrose Ave. Winter Park, FL 32789	5,115,000	21.05%

Common Stock	Angelo Luca Former Officer and Director 750 Broad Street Shrewsbury, New Jersey 07702	100,000	*

Common Stock	All Executive Officers and Directors as a group (3)	7,560,000	31.11%

(1)  Based on 24,300,000 shares of our common stock outstanding as of January 24, 2008.
(2) Mr. Dugas’ shares in the amount of 3,712,000 are owned by DTAS 2006 Family Trust of which Mr. Dugas is a Trustee.
(3) Ms. Mary D. Dugas  is the ex-wife of Mr. Dugas, and is the beneficial owner of 848,000 shares.
(4) Mr. Tony Primeaux is the beneficial owner of 2,200,000 shares. Mr. Primeaux’s daughter, Ms. Lindsay M. Primeaux is the beneficial owner of 100,000 shares and Mr. Primeaux’s daughter Amy Primeaux is the beneficial owner of 100,000 shares.
(5) Mr. Donald Mitchell is the beneficial owner of 5,115,000 shares through his trust DAM 2005 Family Trust or 21.05% of our outstanding stock.
(6) Mr. Gerard Primeaux is the beneficial owner of 2,400,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 31, 2007 we issued 800,000 shares of our common stock to our officer and director, Michael Cavaleri, and 100,000 shares of our common stock to Angelo Luca, our former director, for services rendered to the Company.

DESCRIPTION OF SECURITIES

As of January 24, 2008, our authorized capital stock consists of 200,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of January 15, 2008, an aggregate of 24,300,000 shares of Common Stock were issued and outstanding and no shares of Preferred Stock are outstanding.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including voting rights, of the holders of Common Stock. We currently have no plans to issue any shares of preferred stock.

Notes and Warrants

As part of our private offering of our securities, we issued “units” to select accredited investors. Each unit was comprised of one 10% convertible note, in the principal amount of $25,000, and a warrant to purchase 25,000 shares of our common stock with an exercise price of $1.00 per share. The principal and accrued interest of the notes may be converted, in whole or in part, by the holder into shares of our common stock at the lesser of the fixed price of $1.00 per share or at a variable price of 75% of the average trading price during the ten (10) trading days immediately preceding the receipt of the notice of conversion. The warrants are exercisable at a price of $1.00 per share for an exercise period of five years commencing on the date of issue. The notes are convertible and the warrants exercisable only when and if a registration statement is filed and declared effective. The Notes are redeemable by us on 30 days’ written notice in the event that we: seek to sell or transfer substantially all of our assets, to consolidate or merge with another entity, or seek to consummate a financing transaction in the minimum amount of $5 million.

No Trading Market

There is currently no established public trading market for our securities. A trading market in the securities may never develop. We intend to apply for admission to quotation of our securities on the OTC Bulletin Board. If for any reason our common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

LEGAL PROCEEDINGS

Neither we, nor our subsidiary ESP Resources, Inc., are involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Agreement, on October 31, 2007, we issued 18,000,000 shares of our Common Stock to the ESP shareholders in exchange for 100% of the outstanding shares of ESP, which merged into our wholly owned subsidiary. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of ESP which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the ESP shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01 Change in Registrant’s Certifying Accountant.

ESP (the “Registrant”) has informed Cordovano and Honeck LLP (“Cordovano”), its independent registered public accounting firm, that ESP has dismissed Cordovano and has engaged a new independent registered public accounting firm. The new independent registered public accounting firm is Webb & Company, P.A. (“Webb”). Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(a)	(i)	ESP dismissed Cordovano as its independent registered public accounting firm effective on December 31, 2007.

(ii)
For the two most recent fiscal year s ended April 30, 2006 and 2007, Cordovano’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a going concern.

(iii)	The dismissal of Cordovano and engagement of Webb was approved by the Company’s Board of Directors.

(iv)
ESP and Cordovano did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal year s ended April 30, 2006 and 2007, for the review of the unaudited financial statements for the quarter ended July 31, 2007, and subsequent interim period from August 1, 2007 through the date of dismissal, which disagreements, if not resolved to the satisfaction of Cordovano, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(v)
During ESP’s fiscal year s ended April 30, 2006 and 2007, for the quarter ended July 31, 2007, and subsequent interim period from August 1, 2007 through the date of dismissal, ESP did not experience any reportable events.

(b)	On December 31, 2007, ESP engaged Webb to be ESP’s independent registered public accounting firm.

(i)
Prior to engaging Webb, ESP had not consulted Webb regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on ESP’s financial statements or a reportable event, nor did ESP consult with Webb regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(ii)	ESP did not have any disagreements with Cordovano and therefore did not discuss any past disagreements with Cordovano.

(c)
The Registrant has requested Cordovano to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Registrant regarding Cordovano. Attached hereto as Exhibit 16.1 is a copy of Cordovano’s letter to the SEC dated February 11 , 2008.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Agreement, on October 31, 2007, we issued 18,000,000 shares of our Common Stock to the ESP Shareholders in exchange for the transfer of 100% of the outstanding shares of ESP which merged into our wholly owned subsidiary. As such, immediately following the Merger, the ESP Shareholders held approximately 75% of the total combined voting power of all classes of our outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Merger, and as explained more fully in Item 5.02 of this Current Report, on October 31, 2007, Angelo Luca resigned as a member of our board of directors and as our Vice president and Secretary, and Michael Cavaleri resigned as our President. Further, effective October 31, 2007, David Dugas was appointed as our President and as a member of the board of directors, and Tony Primeaux was appointed as our Vice president, as well as a member of the board of directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Effective October 31, 2007, Angelo Luca resigned as a member of our board of directors. There were no disagreements between Mr. Luca and us or any officer or director of the Company.

(b)   Resignation of Officers

Effective October 31, 2007, Angelo Luca resigned as our Vice president and Secretary, and Michael Cavaleri resigned as our President.

(c)   Appointment of Officers and Directors

Effective October 31, 2007, the following persons were appointed as members of the Board of Directors:

NAME	AGE	POSITION
David Dugas	51	Chairman, President, and Chief Executive Officer
Tony Primeaux	52	Vice President and Director

The business background descriptions of the newly appointed directors are as follows:

Mr. Dugas was elected as our President and Chairman on October 31, 2007. Prior to the merger of ESP Resources, Inc. with the Company, Mr. Dugas was one of the founders of ESP Resources in November, 2006 and was elected its President. Prior to joining ESP Resources, Inc., he was a co-founder in 2002 and a principal of a specialty water purification known as ULTRA PURE - ICEX Co., located in Lafayette, Louisiana, and sold his interests in 2006. Mr. Dugas received his BS degree in Petroleum Engineering from the University of Southwestern Louisiana in 1978 and is currently a member in the Society of Petroleum Engineers, a Lifetime Member of Phi Beta Kappa and a member of Tau Beta Pi National Engineering Society. Mr. Dugas is also a licensed Professional Petroleum Engineer in the State of  Louisiana.

Mr. Primeaux was elected as our Vice president and Director on October 31, 2007. He joined ESP Resources, Inc. in November, 2006 and served as its Vice President. Tony Primeaux was Operations Manager for Peake Energy Group, Inc., a specialty chemical company serving the Gulf South, also located in Lafayette, Louisiana, from 2001 through 2006. With over 29 years of experience in the value-added specialty chemical market, Mr. Primeaux has started, developed and sold several businesses serving the gas and oil production sector. Mr. Primeaux attended University of Louisiana at Lafayette, on an athletic scholarship.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 31, 2007, we filed an Amendment to our Certificate of Incorporation changing our name to “ESP Enterprises, Inc.”; increasing our authorized common shares from 20,000,000 to 100,000,000; and adding a new provision, permitting stockholder action by majority stockholder written consent. Such actions were approved by our Board of Directors and by the stockholders holding a majority of our common stock at a Special Meeting of Stockholders on October 31, 2007.

Item 5.06 Change In Shell Company Status

As explained more fully in Item 2.01 above, we were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Merger. As a result of the Merger, ESP Resources merged into our wholly owned subsidiary and became our main operational business. Consequently, we believe that the Merger has caused us to cease to be a shell company. For information about the Merger, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

 ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of ESP Resources, Inc. for the years ended December 31, 2006 and 2005 are attached hereto as Exhibit 99.1.

The unaudited financial statements for the quarter ended September 30, 2007 are attached hereto as Exhibit 99.2.

(b)  Pro Forma Financial Information.

None.

(c )  Exhibits.

10.1    Stock Purchase Agreement between Downside Up, Inc., ESP Resources, Inc. and the ESP shareholders dated September 14, 2007 (1)

10.2    Consulting Agreement with Grandview Capital, Inc. dated January 2, 2008 (2)

16.1    Letter dated February 11 , 2008 from Cordovano and Honeck LLP to the United States Securities and Exchange Commission.

99.1    Audited consolidated financial statements for the years ended December 31, 2006 and 2005. (2)

99.2    Unaudited financial statements for the quarter ended September 30, 2007. (2)

(1)	Incorporated by reference to the Company's Current Report on Form 8-K dated September 14, 2007 and filed on September 19, 2007 (SEC File No. 000-49896).
(2)	Incorporated by reference to the Company's Current Report on Amendment No. 1 to Form 8-K dated October 31, 2007 and filed on January 25, 2008 (SEC File No. 000-49896).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESP ENTERPRISES, INC.

Dated: February 26 , 2008	By:	/s/ David Dugas
David Dugas President